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BroadVision Announces Fourth Quarter 2011 and Full-Year Results

REDWOOD CITY, CA — January 26, 2012 — BroadVision, Inc. (NASDAQ: BVSN), an innovative provider of online commerce and business social networking solutions, today reported financial results for its fourth quarter ended December 31, 2011. Revenues for the fourth quarter were $4.2 million, compared with revenues of $4.2 million for the third quarter ended September 30, 2011 and $5.1 million for the comparable quarter of 2010.

License revenue for the fourth quarter of 2011 was $1.6 million, compared with $1.3 million for the prior quarter and $1.5 million for the comparable quarter of 2010. The majority of the fourth quarter license and subscription revenue was generated from the Company's BroadVision® Business Agility Suite™, Commerce Agility Suite™, QuickSilver™, and Clearvale™ solutions. Revenue during the quarter was generated from sales to both new and existing customers such as Centre National de l'Expertise Hospitalière (CNEH), CoGeDi International SpA, Groupe Auchan SA, La Poste, NHS Institute for Innovation and Improvement, The Talking Village s.r.l., WeBank SpA, and several other brand-name global customers.

In the fourth quarter of 2011, BroadVision posted net loss on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis of $1.8 million, or $0.40 per basic and diluted share, as compared with GAAP net loss of $1.6 million, or $0.36 per basic and diluted share, for the third quarter of 2011 and GAAP net income of $0.3 million, or $0.06 per basic and diluted share, for the comparable quarter of 2010.

Non-GAAP measure net loss for the fourth quarter of 2011 was $1.4 million, or $0.30 per basic and diluted share, compared with non-GAAP measure net loss of $1.5 million or $0.33 per basic and diluted share, in the third quarter of 2011 and non-GAAP measure net income of $0.7 million, or $0.14 per basic and diluted share, for the comparable quarter of 2010. These non-GAAP measure results exclude restructuring charges and stock compensation expense. A reconciliation of GAAP measure net (loss) income figures to non-GAAP net (loss) income figures is included in a table on the attached financial statements. The Company believes these non-GAAP measure results provide useful information because they reflect the Company's financial performance excluding certain charges, credits, gains and losses that the Company believes are not indicative of its ongoing operations.

Full-year 2011 revenues totaled $17.6 million, with GAAP net loss of $5.4 million, or $1.20 per basic and diluted share, compared to 2010 revenues of $21.8 million and GAAP net loss of $2.9 million, or $0.65 per basis share and diluted share.

As of December 31, 2011 the Company had $54.4 million of cash and cash equivalents and short-term investments, compared to a combined balance of $56.8 million as of September 30 2011 and $60.8 million as of December 31 2010.

In addition, the Company noted that, during the past few weeks, there has been an unusually large amount of trading activity and price movement in its stock. The Company is not aware of any corporate developments that it believes would explain this unusual activity.
"With the close of Q4, we concluded 2011 with impressive growth in Clearvale over 2010, including the number of networks and users, paid customers and revenue bookings, despite a tough global business environment and the expected decline from our legacy business due to market maturity," said Dr. Pehong Chen, President and CEO, BroadVision. "Looking ahead at 2012, we will continue to execute our two-prong go-to-market strategy of focusing on channel partners via our Clearvale PaasPort program and on driving adoption via our Clearvale Social Enterprise Transformation (SET) program. As social business and cloud computing reach the mainstream, we believe Clearvale is very well positioned to dramatically change how people and businesses collaborate and in doing so transform the entire industry."

Conference Call Information
BroadVision management will host a conference call today, Thursday, January 26th, 2012, at 2:00PM Pacific Daylight Time (PDT). The conference call may be accessed by dialing: 1-866-200-6965, with pin code 82308583#. Callers outside North America should call +1-646-216-7221 to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A web replay will also be available following the call on the Company’s website.

About BroadVision
Driving innovation since 1993, BroadVision (NASDAQ: BVSN) is an innovative provider of e-business and social networking solutions for organizations seeking to grow profitably by improving online business processes through invited participation and social interaction. Our solutions -- including Clearvale, the world's first network of networks for the socially driven enterprise -- enable mission-critical e-business for next-generation organizations around the globe. The customers benefiting from BroadVision solutions include Baker Hughes, Canon, Epson, Fiat, W.W. Grainger, Hilti, Iberia, Indian Railways Catering and Tourism Company, SINA, SOFTBANK TELECOM Corp,, Sony, U.S. Navy, Vodafone, and more. Visit www.BroadVision.com for more details.

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BroadVision, Business Agility Suite, Commerce Agility Suite, QuickSilver, and Clearvale are trademarks or registered trademarks of BroadVision, Inc. in the United States and other countries. All other company names, product names, and marks are the property of their respective owners.

Information Concerning Forward-Looking Statements
Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release, including statements about Clearvale’s impact on users and the industry, are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision's current expectations. Various factors and risks associated with BroadVision's business are discussed in its most recent annual report on Form 10-K and in BroadVision's quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	31-Dec	31-Dec
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$54,414	$60,823
Other current assets	6,301	5,746
Total current assets	60,715	66,569
Other non-current assets	287	1,583
Total assets	$61,002	$68,152
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$10,296	$11,669
Other non-current liabilities	936	2,126
Total liabilities	11,232	13,795
Total stockholders’ equity	49,770	54,357
Total liabilities and stockholders’ equity	$61,002	$68,152

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)
	Three Months Ended		Twelve Months Ended
	31-Dec		31-Dec
	2011	2010	2011	2010

Revenues:
Software licenses	$1,601	$1,479	$5,489	$6,422
Services	2,594	3,608	12,065	15,395
Total revenues	4,195	5,087	17,554	21,817

Cost of revenues:
Cost of software licenses	1	5	11	21
Cost of services	1,278	1,545	6,002	6,332
Total cost of revenues	1,279	1,550	6,013	6,353

Gross profit	2,916	3,537	11,541	15,464

Operating expenses:
Research and development	1,310	1,517	6,356	7,296
Sales and marketing	1,512	1,703	5,949	7,096
General and administrative	914	789	3,976	4,481
Restructuring charge	322	106	810	850
Total operating expenses	4,058	4,115	17,091	19,723

Operating loss	(1,142)	(578)	(5,550)	(4,259)

Other (expense) income, net	(645)	772	282	1,638

(Loss) income before (provision) benefit for income taxes	(1,787)	194	(5,268)	(2,621)

(Provision) benefit for income taxes	(26)	86	(121)	(263)

Net (loss) income	$(1,813)	$280	$(5,389)	$(2,884)

Basic (loss) income per share	$(0.40)	$0.06	$(1.20)	$(0.65)
Diluted (loss) income per share	$(0.40)	$0.06	$(1.20)	$(0.65)

Shares used in computing:
Weighted average shares-basic	4,516	4,472	4,500	4,458
Weighted average shares-diluted	4,516	4,473	4,500	4,458

BROADVISION, INC. AND SUBSIDIARIES
RECONCILIATION OF U.S. GAAP TO NON-GAAP MEASURE NET (LOSS) INCOME
(unaudited; in thousands)
	Three Months Ended			Twelve Months Ended
	Dec. 31	Sep. 30	Dec. 31	Dec. 31	Dec. 31
	2011	2011	2010	2011	2010

Net (loss) income, U.S. GAAP	$(1,813)	$(1,641)	$280	$(5,389)	$(2,884)
Non-GAAP measure adjustments:
Restructuring charge	322	49	106	810	850
Stock compensation expense [1]	117	109	248	576	1105
Non-GAAP measure net (loss) income	$(1,374)	$(1,483)	$634	$(4,003)	$(929)

[1] Included as a component of cost of service and operating expense for each period presented.